UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  July 5, 2016

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

_________________________

Registrant’s telephone number, including area code:
(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 8, 2016, DXP Enterprises, Inc., issued a press release announcing the appointment of David Patton to the Company’s Board of Directors, effective July 8, 2016.

Mr. Patton will additionally serve as a member of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board. Mr. Patton qualifies as an “Independent Director” as defined in Listing Rule 5605(a)(2) of the NASDAQ Stock Market.

Consistent with the Corporation’s compensation policies for non-employee directors, Mr. Patton will receive a fee of $3,000 for each quarterly board meeting. In addition, Mr. Patton received an award of 4,851 shares on July 8, 2016 which will vest on July 1, 2017. Under current policies, he will receive restricted stock to be granted on an annual basis on July 1 calculated by dividing $75,000 by the closing price on such July 1.

Mr. Patton’s biography is within the press release filed herewith as Exhibit 99.1.

Glenn Robinson resigned from the Company’s Board of Directors, effective July 5, 2016 in connection with an agreement not to compete with a previous employer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

99.1      Press Release dated July 8, 2016 announcing appointment of additional board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:	/s/ Mac McConnell
Mac McConnell
Senior Vice President/Finance and Chief Financial Officer

Dated: July 8, 2016

INDEX TO EXHIBITS

Introductory Note:  The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered “filed” under the Exchange Act and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act or the Exchange Act.

Exhibit No.	Description
99.1	Press Release dated July 8, 2016 announcing appointment of additional board member.